UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2012
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2012, the Registrant entered into a First Amendment to the Credit Agreement effective as of June 25, 2012, among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, The Bank of Nova Scotia, as Administrative Agent, Co-Lead Arranger and Joint Book Runner, and U.S. Bank N.A. and CoBank, ACB, as Co-Lead Arrangers and Joint Book Runners (the “Term Loan Extension”). The Term Loan Extension of the $150-million loan extends the loan termination date from June 23, 2012 to June 24, 2013. The cost of borrowing is based on a spread of 110 basis points over LIBOR.
The Term Loan and the Press Release announcing the Term Loan Extension are filed as Exhibit 10 and Exhibit 99, respectively, to this Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10	First Amendment to the Credit Agreement dated June 22, 2012 among
Black Hills Corporation, as Borrower, the Bank of Nova Scotia, in its
capacity as agent for the Banks and as a Bank, and each of the other Banks.

99	Press Release dated June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: June 26, 2012

Exhibit Index

Exhibit No.    Description

10
First Amendment to the Credit Agreement dated June 22, 2012 among Black Hills Corporation, as Borrower, The Bank of Nova Scotia, in its capacity as agent for the Banks and as a Bank, and each of the other Banks.

99	Press Release dated June 25, 2012.

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